Entrex is pleased to announce an update has been provided for interested parties updating regulatory status and business update.

"We've some meaningful regulatory and business updates which we want to share with our investors and interested parties" said Stephen H. Watkins CEO of Entrex.

"We see 2021 being an exciting year as we move from
proof-of-concept to scaling execution".
Paul D. Landrew, Chairman of UNSS said; "The Entrex
team is aggressively moving things forward for our
investors and clients.   Every day the team endeavors
to address opportunities to maintain a sustainable competitive advantage helping entrepreneurs access capital".